March 25, 2005

Via First Class Mail

To: All Holders of BJ Services Company Convertible Senior Notes due 2022; CUSIP Nos. 055482AE3 and 055482AF0

Re: Redemption of BJ Services Company Convertible Senior Notes due 2022; CUSIP Nos. 055482AE3 and 055482AF0

Ladies and Gentlemen:

Pursuant to Section 3.04 of the Indenture, dated as of April 24, 2002, as amended and restated on October 10, 2002 (to be effective as of April 24, 2002) (the "Indenture"), executed by and between BJ Services Company, a Delaware corporation (the "Company"), and The Bank of New York, a banking corporation organized and existing under the laws of the State of New York, as trustee, pursuant to which the Company's Convertible Senior Notes due 2022 were issued (the "Securities"), the Company hereby provides to you, as a Holder of Securities, notice of the Company's election to redeem all of the Securities you hold on the "Redemption Date" (hereinafter defined). All defined terms used herein without definition shall have the respective meanings assigned to such terms in the Indenture.

Redemption Date

The Redemption Date shall be April 25, 2005 (the "Redemption Date"). In this regard, please note that April 24, 2005, the redemption date specified in Paragraph 5 of the Securities, is a Sunday. Accordingly, the Redemption Date specified herein is the first Business Day following such April 24, 2005 redemption date specified in the Securities.

Redemption of Securities

The Securities to be redeemed on the Redemption Date are BJ Services Company Convertible Senior Notes due 2022; CUSIP Nos. 055482AE3 and 055482AF0. All of the Securities will be redeemed.

The Redemption Price to be paid on the Redemption Date per $1,000 Principal Amount of the Securities you hold shall be $817.99.

You must surrender your Securities for redemption at the Redemption Price to the Paying Agent, the Paying Agent being the Trustee, as follows:

The Bank of New York

Attn: Reorganization

101 Barclay Street

New York, NY 10286

Only those Securities surrendered to the Paying Agent at the address set forth above will be redeemed. If you surrender the Securities you hold on or before the Redemption Date, the Redemption Price will be paid on the Redemption Date. If you surrender the Securities you hold after the Redemption Date, the Redemption Price will be paid upon the surrender of such Securities.

Original Issue Discount and interest will cease to accrue on such Securities on and after the Redemption Date, unless the Company defaults in its obligation to make payment of the Redemption Price on the Securities called for redemption.

Optional Conversion of Securities

As a result of the Company's call for redemption of the Securities, Holders who satisfy the requirements set forth in Paragraph 8 of the Securities are entitled to convert their Securities into Common Stock at any time prior to the close of business on the second Business Day immediately preceding the Redemption Date, notwithstanding the fact that such Securities are not otherwise subject to conversion. Any such Securities to be converted must be presented to the Conversion Agent, the Conversion Agent being the Trustee, prior to the close of business on the second Business Day immediately preceding the Redemption Date, as follows:

The Bank of New York

Attn: Reorganization

101 Barclay Street

New York, NY 10286

As of the date of this letter, the Conversion Rate for the Securities is 14.9616 Shares per $1,000 of Principal Amount of the Security being converted. Please be reminded that Holders who wish to convert Securities to Common Stock must satisfy the requirements set forth in paragraph 8 of the Securities.

In accordance with Section 11.06 of the Indenture, in lieu of delivery of shares of Common Stock upon notice of conversion of any Securities (for all or any portion of the Securities), the Company may elect to pay Holders surrendering Securities an amount in cash per Security (or a portion of a Security), such amount of cash being calculated in accordance with Section 11.06 of the Indenture. In the event the Company so elects to pay cash in lieu of the delivery of the Common Stock otherwise issuable upon conversion (or any part thereof), the Company will inform the Holders of such election no later than two Business Days following the Conversion Date. Holders may retract their conversion notice at any time during the two Business Days period beginning on the day after the final day of the Cash Settlement Notice Period. No such retraction can be made (and a conversion notice shall be irrevocable) if the Company does not elect to deliver cash in lieu of Common Stock (other than cash in lieu of fractional shares).

With respect to the optional conversion of Securities described above (and as further described in the Indenture and the Securities), at April 21, 2005, the accreted conversion price per share will be approximately $54.48. Holders may wish to review and monitor the daily sale price of the Common Stock.

cc: The Bank of New York Trust Company, N.A. as Trustee, Paying Agent and Conversion Agent